As filed with the Securities and Exchange Commission on July 9, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMARIN CORPORATION PLC

(Exact name of registrant as specified in its charter)

England and Wales	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Amarin Corporation plc

First Floor, Block 3, The Oval

Shelbourne Road, Ballsbridge

Dublin 4, Ireland

(Address of principal executive offices)

Amarin Corporation plc 2002 Stock Option Plan

(Full title of the plans)

John Thero

Chief Financial Officer

Amarin Corporation plc

c/o Amarin Pharma, Inc.

Mystic Packer Building

12 Roosevelt Avenue

Mystic, CT 06355

(860) 572-4979

(Name, address, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Michael H. Bison

Goodwin Procter LLP

Exchange Place

Boston, MA 02109

Tel. (617) 570-1933

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Ordinary Shares, par value 50 pence each (1)	67,266	$1.64	$110,316.24	$7.87
Ordinary Shares, par value 50 pence each (1)	4,872,500	$1.35	$6,577,875.00	$469.01
Ordinary Shares, par value 50 pence each (1)	790,000	$1.03	$813,700.00	$58.02
Ordinary Shares, par value 50 pence each (1)	490,000	$1.70	$833,000.00	$59.40
Ordinary Shares, par value 50 pence each (1)	5,980,234(2)	$2.27(3)	$13,575,131.18(3)	$967.91

(1)	American Depositary Shares (“ADSs”), evidenced by American Depositary Receipts, issuable upon deposit of Ordinary Shares, par value 50 pence each (“Ordinary Shares”), of Amarin Corporation plc (“Amarin”) are registered on a separate registration statement. Each ADS represents one Ordinary Share.
(2)	The number of Ordinary Shares stated above consists of the aggregate number of additional Ordinary Shares not previously registered which may be issued under the Amarin Corporation plc 2002 Stock Option Plan. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of additional Ordinary Shares that may become issuable pursuant to the anti-dilution provisions of the Amarin Corporation plc 2002 Stock Option Plan.
(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h)(i) of the Securities Act of 1933, as amended. The proposed maximum aggregate offering price is based upon the average of the high and low sales prices of the ADSs, as reported on the Nasdaq Capital Market on July 7, 2010.

STATEMENT OF INCORPORATION BY REFERENCE

Amarin Corporation plc (“Amarin” or the “Registrant”) has prepared this Registration Statement on Form S-8 in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register an additional 12,200,000 Ordinary Shares, par value 50 pence each of the Registrant (the “Ordinary Shares”), authorized for issuance under the Amarin Corporation plc 2002 Stock Option Plan, as amended and restated (the “2002 Plan”). On January 18, 2008, our Ordinary Shares were consolidated on a one-for-ten basis whereby ten Ordinary Shares of 5p each became one Ordinary Share of 50p. Unless otherwise specified, all shares and share related information in this Registration Statement have been adjusted to give effect to this one-for-ten Ordinary Share consolidation. A registration statement on Form S-8 (File No. 333-146839) containing Amendment No. 4 to the 2002 Plan was filed with the Securities and Exchange Commission (the “Commission”) on October 22, 2007, covering the registration of an additional 600,000 Ordinary Shares authorized for issuance. A registration statement on Form S-8 (File No. 333-143358) containing Amendment No. 3 to the 2002 Plan was filed with the Commission on May 30, 2007, covering the registration of an additional 400,000 Ordinary Shares authorized for issuance (including the Ordinary Shares authorized on December 6, 2006 by Amarin’s Remuneration Committee which increased the limit of the Ordinary Shares issuable pursuant to section 4(c) of the 2002 Plan from 800,000 to 898,644). A registration statement on Form S-8 (File No. 333-132520) containing Amendment No. 2 to the 2002 Plan was filed with the Commission on March 17, 2006, covering the registration of an additional 400,000 Ordinary Shares authorized for issuance. A registration statement on Form S-8 (File No. 333-110704) containing Amendment No. 1 to the 2002 Plan was filed with the Commission on November 24, 2003, covering the registration of an additional 200,000 Ordinary Shares authorized for issuance. A registration statement on Form S-8 (File No. 333-101775) containing the original 2002 Plan was filed with the Commission on December 11, 2002, covering the registration of 200,000 Ordinary Shares authorized for issuance under the 2002 Plan. Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed to register an additional 12,200,000 Ordinary Shares under the 2002 Plan. Pursuant to such Instruction E, the contents of the registration statements on Form S-8 (File Nos. 333-146839, 333-143358, 333-132520, 333-110704 and 333-101775) are incorporated herein by reference except in each case with respect to Item 8 thereof. The current registration of 12,200,000 Ordinary Shares will increase the number of shares registered under the 2002 Plan from 1,800,000 Ordinary Shares to 14,000,000 Ordinary Shares.

ITEM 8.	EXHIBITS.

Exhibit No.	Description of Exhibit

*4.1	Amended and Restated Amarin Corporation plc 2002 Stock Option Plan.

4.2	Form of Deposit Agreement, dated as of March 29, 1993, among the Registrant, Citibank, N.A., as Depositary, and all holders from time to time of American Depositary Receipts issued thereunder (incorporated herein by reference to certain exhibits to the Registrant’s Registration Statement on Form F-1, Registration No. 33-58160, filed with the Securities Exchange Commission on February 11, 1993).

4.3	Amendment No. 1 to Deposit Agreement, dated as of October 8, 1998, among the Registrant, Citibank, N.A., as Depositary, and all holders from time to time of American Depositary Receipts issued thereunder (incorporated herein by reference to Exhibit (a)(i) to Post-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form F-6, Registration No. 333-5946, filed with the Securities Exchange Commission on October 8, 1998).

4.4	Amendment No. 2 to Deposit Agreement, dated as of September 25, 2002, among the Registrant, Citibank, N.A., as Depositary, and all holders from time to time of American Depositary Receipts issued thereunder (incorporated herein by reference to Exhibit (a)(ii) to Post-Effective Amendment No. 2 to the Registrant’s Registration Statement on Form F–6, File No. 333–147660, filed with the Securities and Exchange Commission on November 28, 2007).

4.5	Form of Ordinary Share certificate (incorporated herein by reference to Exhibit 2.4 to the Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2002, filed with the Securities and Exchange Commission on April 24, 2003).

4.6	Form of American Depositary Receipt, evidencing one ADS, representing one Ordinary Share, of the Registrant (incorporated herein by reference to Exhibit (a)(i) to the Registrant’s Registration Statement on Form F-6, Registration No. 333-147660, filed with the Securities and Exchange Commission on November 28, 2007).

*5.1	Opinion of K&L Gates LLP, counsel to the Registrant, as to the validity of the Ordinary Shares.

*23.1	Consent of PricewaterhouseCoopers, Chartered Accountants and Registered Auditors.

*23.2	Consent of K&L Gates LLP (included in Exhibit 5.1).

*24.1	Power of Attorney (included in the Registration Statement under “Signatures”).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mystic, Connecticut, on July 9, 2010.

AMARIN CORPORATION PLC

By:	/s/ JOHN THERO
Name:	John Thero
Title:	Chief Financial Officer, Principal Financial and Principal Accounting Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Declan Doogan and John Thero, or either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ DECLAN DOOGAN (Declan Doogan)	Interim Chief Executive Officer (principal executive officer)	July 9, 2010

/s/ JOHN THERO (John Thero)	Chief Financial Officer (principal financial and principal accounting officer)	July 9, 2010

/s/ JOSEPH S. ZAKRZEWSKI (Joseph S. Zakrzewski )	Executive Chairman	July 9, 2010

/s/ THOMAS LYNCH (Thomas Lynch)	Director	July 9, 2010

/s/ JAMES HEALY (James Healy)	Director	July 9, 2010

/s/ JOSEPH ANDERSON (Joseph Anderson)	Director	July 9, 2010

/s/ CARL GORDON (Carl Gordon)	Director	July 9, 2010

/s/ MANUS ROGAN (Manus Rogan)	Director	July 9, 2010

/s/ LARS EKMAN (Lars Ekman)	Director	July 9, 2010

/s/ JAN VAN HEEK (Jan van Heek)	Director	July 9, 2010

/s/ JOHN THERO (John Thero)	Authorized Representative in the United States	July 9, 2010

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

*4.1	Amended and Restated Amarin Corporation plc 2002 Stock Option Plan.

4.2	Form of Deposit Agreement, dated as of March 29, 1993, among the Registrant, Citibank, N.A., as Depositary, and all holders from time to time of American Depositary Receipts issued thereunder (incorporated herein by reference to certain exhibits to the Registrant’s Registration Statement on Form F-1, Registration No. 33-58160, filed with the Securities Exchange Commission on February 11, 1993).

4.3	Amendment No. 1 to Deposit Agreement, dated as of October 8, 1998, among the Registrant, Citibank, N.A., as Depositary, and all holders from time to time of American Depositary Receipts issued thereunder (incorporated herein by reference to Exhibit (a)(i) to Post-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form F-6, Registration No. 333-5946, filed with the Securities Exchange Commission on October 8, 1998).

4.4	Amendment No. 2 to Deposit Agreement, dated as of September 25, 2002, among the Registrant, Citibank, N.A., as Depositary, and all holders from time to time of American Depositary Receipts issued thereunder (incorporated herein by reference to Exhibit (a)(ii) to Post-Effective Amendment No. 2 to the Registrant’s Registration Statement on Form F–6, File No. 333–147660, filed with the Securities and Exchange Commission on November 28, 2007).

4.5	Form of Ordinary Share certificate (incorporated herein by reference to Exhibit 2.4 to the Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2002, filed with the Securities and Exchange Commission on April 24, 2003).

4.6	Form of American Depositary Receipt, evidencing one ADS, representing one Ordinary Share, of the Registrant (incorporated herein by reference to Exhibit (a)(i) to the Registrant’s Registration Statement on Form F-6, Registration No. 333-147660, filed with the Securities and Exchange Commission on November 28, 2007).

*5.1	Opinion of K&L Gates LLP, counsel to the Registrant, as to the validity of the Ordinary Shares.

*23.1	Consent of PricewaterhouseCoopers, Chartered Accountants and Registered Auditors.

*23.2	Consent of K&L Gates LLP (included in Exhibit 5.1).

*24.1	Power of Attorney (included in the Registration Statement under “Signatures”).

*	Filed herewith.